SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2010

Vermillion, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34810

Delaware	33-059-5156
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

12117 Bee Caves Road, Building Two, Suite 100, Austin, TX 78738

(Address of principal executive offices, including zip code)

512.519.0400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 28, 2010, Vermillion, Inc. (the “Company”) entered into an employment agreement with Gail S. Page, Chief Executive Officer and Chair of the Board. Pursuant to the terms of the employment agreement between the Company and Ms. Page, the Company will pay her an annual base salary of at least $385,000. Ms. Page will be eligible for a bonus of up to 50% of her base salary for achievement of reasonable performance-related goals to be defined by the Company’s Board of Directors. In the event Ms. Page is terminated “without cause” or “for good reason”, as those terms are defined in the employment agreement, she is entitled to receive continued payment of her base salary as then in effect for a period of twelve months following the date of termination. A copy of the employment agreement dated September 28, 2010 is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On September 28, 2010, the Company entered into an employment agreement with Eric T. Fung, M.D., Ph.D., Senior Vice President and Chief Science Officer. Pursuant to the terms of the employment agreement between the Company and Dr. Fung, the Company will pay Dr. Fung an annual salary of at least $275,000. He will be eligible for a bonus of up to 50% of his base salary for achievement of reasonable performance-related goals to be defined by the Company’s Chief Executive Officer or the Board of Directors. In the event Dr. Fung is terminated without cause or for good reason, he is entitled to receive continued payment of his base salary as then in effect for a period of nine months following the date of termination. A copy of the employment agreement dated September 28, 2010 is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

On September 29, 2010, the Company announced the appointment of Ashish Kohli as Vice President of Corporate Strategy of the Company. Mr. Ashish will join the Company on September 30, 2010. In his role as Vice President of Corporate Strategy, Mr. Kohli will be responsible for investor relations, corporate strategy, and business development for the Company.

Mr. Kohli, age 42, served as a Buy-Side Equity Analyst at Columbia Wanger Asset Management from July 2005 to June 2010. From 2000 through 2005, he worked at William Blair & Company, the first three years as a Sell-Side Equity Associate, and the last two years as a Sell-Side Equity Analyst. Previously, he held an Emerging Markets Debt Analyst position at Brinson Partners, Inc. Mr. Kohli received his Master of Business Administration from Texas Tech University and his Bachelor of Science in Computer Engineering and Bachelor of Science in Biochemistry from McMaster University in Hamilton, Ontario.

Item 8.01	Other Events.

On September 29, 2010, the Company issued a press release announcing the appointment of Ashish Kohli as Vice President of Corporate Strategy of the Company. A copy of the Company’s press release dated September 29, 2010 is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibit No.	Description.

	10.1	Employment Agreement between Vermillion, Inc. and Gail S. Page dated September 28, 2010

	10.2	Employment Agreement between Vermillion, Inc. and Eric T. Fung, M.D., Ph.D. dated September 28, 2010

	99.1	Press Release dated September 29, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vermillion, Inc.

Date: September 30, 2010	By:	/S/ SANDRA A. GARDINER
Sandra A. Gardiner
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement between Vermillion, Inc. and Gail S. Page dated September 28, 2010

10.2	Employment Agreement between Vermillion, Inc. and Eric T. Fung, M.D., Ph.D. dated September 28, 2010

99.1	Press Release dated September 29, 2010